KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (Dollars In Thousands Except Per Unit Amounts)


                                                                                            Year Ended December 31,
                                                                                  --------------------------------------------
                                                                                      2005            2004           2003
                                                                                  ------------    ------------   -------------
Weighted average number of limited partners' units on which limited partners'
    net income per unit is based:
Basic...............................................................               212,197,302     196,955,618     185,383,944
Add:  Incremental units under common unit option plan and under contracts to issue units depending on the market price of the
    units at a future date..........................................                   231,451          82,696         109,774
                                                                                  -------------   -------------  -------------
Assuming dilution...................................................               212,428,753     197,038,314     185,493,718
                                                                                  =============   =============  =============

Income before cumulative effect of a change in accounting principle.               $   812,227     $   831,578     $   693,872
Add:  Cumulative effect adjustment from change in accounting for
    asset retirement obligations....................................                        --              --           3,465
                                                                                  -------------   -------------  -------------
Net Income..........................................................               $   812,227     $   831,578     $   697,337
                                                                                  =============    ============  =============


Calculation of Limited Partners' interest in Net Income:
Income before cumulative effect of a change in accounting principle.               $   812,227     $   831,578     $   693,872
Less:  General Partner's interest...................................                  (477,300)       (395,092)       (326,489)
                                                                                  --------------  -------------- -------------
Limited Partners' interest..........................................               $   334,927     $   436,486     $   367,383
Add:  Limited Partners' interest in change in accounting principle..                        --              --           3,430
                                                                                  -------------   -------------  -------------
Limited Partners' interest in Net Income............................               $   334,927     $   436,486     $   370,813
                                                                                  =============    ============  =============


Earnings per limited partner unit:
Limited Partners' income before cumulative effect of a change in accounting principle per unit:
Basic...............................................................               $      1.58     $      2.22     $      1.98
Diluted.............................................................               $      1.58     $      2.22     $      1.98
Limited Partners' cumulative effect of a change in accounting principle per unit:
Basic...............................................................                        --              --     $      0.02
Diluted.............................................................                        --              --     $      0.02
Limited Partners' Net Income per unit:
Basic...............................................................               $      1.58     $      2.22     $      2.00
Diluted.............................................................               $      1.58     $      2.22     $      2.00
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